Exhibit 99.1

FOR IMMEDIATE RELEASE

Monmouth Comments on ISS Report

ISS Recognizes Monmouth Board Ran Organized and Thorough Strategic Alternatives Process
and Acknowledges the Benefits of a Transaction with EQC

Monmouth Urges Stockholders to Vote the WHITE Proxy Card “FOR” the Equity Commonwealth Transaction

HOLMDEL, N.J., August 9, 2021 – Monmouth Real Estate Investment Corporation (NYSE: MNR, “Monmouth” or “the Company”) today commented on the recent report from independent proxy advisory firm Institutional Shareholder Services, Inc. (“ISS”) related to the Company’s pending merger with Equity Commonwealth (NYSE: EQC, “EQC”):

Following an extensive strategic review conducted by the Monmouth Board, our Board unanimously determined that merging with EQC is the best path forward for the Company. A merger with EQC uniquely positions the combined company to evolve into a market leading industrial REIT through the strategic expansion of Monmouth’s existing portfolio of state-of-the-art single-tenant industrial properties and diversification of its high quality tenant base to deliver long term value to stockholders.

Importantly, ISS recognizes the thorough process undertaken by the Monmouth Board of Directors and the benefits of a transaction with EQC. The ISS report states1:

•	“…the MNR board organized and ran a reasonably thorough process that reached out to over 90 potential acquirors, resulted in four competing bidders, and featured multiple rounds of offer improvement.”

•
“…the proposed transaction could be transformational, with MNR's existing industrial assets and their high credit tenants serving as a base for the combined company's acquisitions and expansion into tangential industrial real estate opportunities, such as collaborating with merchant builders or acquiring multi-tenant properties that would not have fit within MNR's acquisition profile.”

•
“…the EQC deal offers MNR shareholders a quality management team, 35 percent ownership of a bigger company, and diversification into cash and a small office portfolio with a goal of additional diversification into new geographies and tenant classes.”

We disagree with ISS’ voting recommendation and look forward to continuing to engage with our stockholders in the weeks ahead. The Monmouth Board and management team remain committed, as we have shown throughout our 53-year history as a public REIT, to maximizing value for our stockholders. Our Board continues to believe that the merger with EQC represents the best way to achieve that goal.

1 Permission to use quotations neither sought nor obtained

Monmouth stockholders have received a definitive joint proxy statement/prospectus prepared by Monmouth and EQC seeking stockholder approval of the merger. Any stockholder who has questions about the voting of shares after receiving and reviewing the joint proxy statement/prospectus may contact Monmouth’s proxy solicitor, Okapi Partners, toll-free, at (888) 785-6668.

All stockholders of record of Monmouth common stock as of the close of business on August 2, 2021 are entitled to vote their shares at the Special Meeting of Stockholders, to be held at 11:00 AM ET on August 24, 2021. Monmouth encourages all stockholders to carefully review the definitive joint proxy statement/prospectus and return their WHITE proxy card to vote “FOR” the merger with EQC.

J.P. Morgan Securities LLC and CS Capital Advisors, LLC are acting as financial advisors and Stroock & Stroock & Lavan LLP is serving as legal advisor to Monmouth.

About Monmouth
Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.7 million rentable square feet, geographically diversified across 32 states. Our occupancy rate as of this date is 99.7%.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding the merger with EQC. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward looking statements by discussions of strategy, plans or intentions. Any forward-looking statements contained in this press release reflect Monmouth’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. For a further discussion of other factors that could cause Monmouth’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Monmouth’s most recent Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q. While forward-looking statements reflect Monmouth’s good faith beliefs, they are not guarantees of future performance. Monmouth disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Participants in the Solicitation
Monmouth and certain of its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies from Monmouth’s stockholders in connection with the proposed merger with EQC under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Monmouth in Monmouth’s Annual Report on Form 10-K for Monmouth’s fiscal year ended September 30, 2020, which was filed with the SEC on November 23, 2020, as well as in Monmouth’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant proxy materials filed with the SEC in respect of the proposed merger.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed merger between Monmouth and EQC, EQC has filed a registration statement on Form S-4 with the SEC, which became effective on July 23, 2021, to register the common shares of beneficial interest of EQC to be issued pursuant to the merger. The registration statement includes a joint proxy statement/prospectus which has been filed by EQC and Monmouth with the SEC and has been sent to the common shareholders of EQC seeking their approval of the share issuance and to the common shareholders of Monmouth seeking their approval of the merger (the “joint proxy statement/prospectus”). EQC and Monmouth may also file other documents regarding the proposed merger and share issuance with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHARE ISSUANCE. Investors and security holders may obtain free copies of the registration statement and joint proxy statement/prospectus and other documents filed with the SEC by EQC or Monmouth through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by EQC on EQC’s website at www.eqcre.com and may obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Monmouth on Monmouth’s website at www.mreic.reit.

Contacts:
Investors
Becky Coleridge
(732) 577-9996
mreic@mreic.com

Media
Andrew Siegel / Kara Brickman
Joele Frank
(212) 355-4449